Exhibit 21.1

Subsidiaries of Hospira, Inc.

The following is a list of subsidiaries of the Company.  Hospira, Inc. is not a subsidiary of any other corporation.  This list includes subsidiaries acquired in connection with Hospira’s acquisition of Mayne Pharma Limited.

SUBSIDIARY NAME	STATE/COUNTRY INCORPORATED

DOMESTIC:

Hospira Worldwide, Inc.	Delaware
Hospira Fleet Services, LLC	Delaware
Hospira Puerto Rico, LLC	Delaware
Hospira Sedation, Inc.	Delaware
Mayne Pharma (PR) Inc.	Delaware
Mayne Pharma (USA) Inc.	Delaware

INTERNATIONAL:

NORTH AMERICA

Hospira Ltd.	Bahamas
Hospira Bahamas International Holdings Ltd.	Bahamas
Hospira Bahamas (Donegal) Corp.	Bahamas
Hospira Bahamas (Ireland) Corp.	Bahamas
Hospira Bahamas (Irish Manufacturing) Ltd.	Bahamas
Hospira Holding Ltd.	Bahamas
Hospira Holdings de Costa Rica Ltd.	Bahamas
Hospira Costa Rica Ltd.	Bahamas
Hospira Healthcare Corporation	Canada

LATIN AMERICA

Hospira Produtos Hospitalares Limitada	Brazil
Hospira Chile Limitada	Chile
Hospira Limitada	Colombia
Hospira, S. de R.L. de C.V.	Mexico

ASIA PACIFIC

BressaGen Pty Ltd.	Australia
Hospira Pty Limited	Australia
Hospira Holdings (S.A.) Pty Ltd.	Australia
Hospira Limited	Hong Kong
Hospira Japan K. K.	Japan
Hospira Philippines, Inc.	Philippines
Hospira Pte. Limited	Singapore
Hospira Hong Kong Limited	Hong Kong
Shanghai Hospira Distribution Co. Ltd. (formerly Hospira China (WOFE) Shanghai, China	China

EUROPE/MIDDLE EAST

Hospira Healthcare SPRL	Belgium
Hospira SAS	France
Hospira GmbH	Germany
Hospira (non-Resident Limited Co.)	Ireland

Hospira Ireland Holdings (Resident Co.)	Ireland
Hospira Ireland Sales Limited (Resident)	Ireland
Hospira S.p.A.	Italy
Hospira Italia S.r.l.	Italy
Hospira Enterprises B.V.	Netherlands
Hospira Healthcare B.V.	Netherlands
Hospira Productos Farmaceuticos y	Spain
Hospira Scandinavia AB	Sweden
Hospira GmbH	Switzerland
Hospira Limited	UK

Hospira Bahamas (Australia) Holdings Ltd.	Bahamas
HBAF Ltd.	Bahamas
Hospira Holdings (S.A.) Pty Ltd	Australia
Mayne Pharama Limited	Australia
Ayuda Insurance	Guernsey
Mayne Pharma International Pty Ltd	Australia
DBL Australia Pty Ltd	Australia
Providex Therapeutics Pty Ltd	Australia
Mayne Pharma Services Pty Ltd	Australia
Mayne Pharma Employee Share Acquisition
Plan Pty	Australia
Mayne Pharama (NZ) Ltd	New Zealand
DSU Pty Ltd	Australia
A.C.N. 007 444 322 Pty Ltd	Australia
Mayne Pharma Properties (SA) Pty Ltd	Australia
Mayne Pharma (SEA) Pte Ltd	Singapore
Mayne Pharma Properties (Vic) Pty Ltd	Australia
Mayne Pharma (Philippines) Inc.	Philippines
Mayne Pharma (India) Pty Ltd	Australia
Mayne Pharama (Canada) Inc.	Canada
Mayne Pharma (Mexico) S.A.	Mexico
Mayne Pharma IP Holdings (Euro) Pty Ltd	Australia
Global Pharmaceuticals Limited	Thailand

Mayne Pharma (Hong Kong) Ltd	Hong Kong
Mayne Pharma (Taiwan) Co. Ltd.	Taiwan
Mayne Pharma (Malaysia) Sdn Bhd	Malaysia
Mayne Pharma Euro Finance Co. Limited	UK
Mayne Pharma Plc	UK
Mayne Pharma Holdings Limited	UK
Mayne Pharma (Schweiz) GmbH	Switzerland
Mayne Pharma (Espana) S.L.	Spain
Mayne Pharma (Benelux) N.V.	Belgium
Mayne Pharma (Portugal) LDA	Portugal
Mayne Pharma (Nordic) AB	Sweden
Intra-Tech Healthcare Limited	UK
Mayne Pharma (Ireland) Limited	Ireland
Central Laboratories (IRE) Ltd	Ireland
Mayne Pharma (Finland) Oy	Finland
Mayne Pharma (Italia) S.r.l.	Italy
Mayne Pharma (France) S.A.S.	France
Mayne Pharma (Deutschland Holding) GmbH	Germany
Mayne Pharma S.r.l.	Italy
Mayne Pharma (Deutschland) GmbH	Germany
Wasserburger Azneimittelwerk GmbH	Germany
Onkoworks GmbH	Germany